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                                                                 EXHIBIT 10.19


           AGREEMENT BETWEEN iBEAM BROADCASTING AND INTERPACKET GROUP

This agreement (the "AGREEMENT"), effective as of January 19, 2000 (the "EFFECTIVE DATE"), is entered into by INTERPACKET GROUP INC., ("InterPacket") a Delaware corporation with primary business offices at 1901 Main Street, Santa Monica, CA 90405 and iBEAM BROADCASTING CORPORATION ("iBEAM"), a Delaware corporation with primary business offices at 645 Almanor Avenue, Suite 100, Sunnyvale, CA 94086. (iBEAM and InterPacket individually a "Party" or together the "Parties").

WHEREAS, InterPacket supplies global satellite Internet services and,

WHEREAS, iBEAM wishes to use InterPacket's services,

WHEREAS, InterPacket and iBEAM mutually accept the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration exchanged between the Parties, InterPacket and iBEAM agree as follows:

1.   DEFINITIONS

     When used in this Agreement, the following terms shall have the following meanings unless the subject or the context otherwise requires:

A. CONFIDENTIAL INFORMATION. Confidential and trade secret information as set forth more specifically in Article 15 of this Agreement.

B. DISCLOSING PARTY. A Party that discloses Confidential Information to a Receiving Party.

C. RECEIVING PARTY. A Party receiving Confidential Information from a Disclosing Party.

D. MAXCASTER(TRADEMARK): A system of satellite downlink equipment, one or more computer servers, other communications equipment and appropriate software, as specified by iBEAM.

E. INTERPACKET NETWORK: All portions of networking owned, operated or provided as part of the service contemplated herein by InterPacket, including but not limited to all satellite up-link and downlink equipment provided by InterPacket, all terrestrial networking supplied by InterPacket to provide the service contemplated herein and all networking supplied by InterPacket at each downlink site.

2.   SERVICE

2.1 Service: iBEAM will install "head end" servers at the appropriate uplink facilities within InterPacket's Network and InterPacket agrees to deploy a minimum number of MaxCasters, as set forth below in Article 2.2, into InterPacket's international points of presence. InterPacket will provide the use of multiple teleports and satellite transportation to deliver data streams to these international points of presence. InterPacket will provide[***]. iBEAM has the ability to order Dedicated Bandwidth, Burstable Bandwidth and Selectable Bandwidth [***]subject to availability on InterPacket Network. Any bandwidth above [***] will be charged at [***].

2.2  Minimum Service Deployment/Requirements:
     (A) The deployment of MaxCasters as specified in Article 2.1 above shall have the following minimum requirements: [***], provided however that InterPacket shall install MaxCasters only in locations where the point of presence; i) is multi-homed, ii) uses a Cisco 3000 series router or equivalent as defined by iBEAM at its sole discretion, iii) is an ISP which has at least [***] end users which connect to the Internet, iv) has a well maintained, clean air conditioned machine room with redundant power, and v) has 24x7 technical support as set forth in Exhibit A. The Effective Date is on or after iBEAM and InterPacket have agreed on the list of sites and the costs of installation. To effectuate deployment of MaxCasters iBEAM will pay for such reasonable and pre-approved expenses as are required to install MaxCasters internationally, including without limitation, customs, duties and taxes related to the installation. (B) In the event that an interruption of service occurs as a result of a failure of InterPacket's network or satellite link, iBEAM will receive a pro rata credit (the "Allowance") based on the time InterPacket's network or satellite link is not operational during the service month. Credits not exceeding 0.5% (one-half of one percent) of the monthly service charge will be issued only upon request.

2.3 Testing: The Parties will mutually agree on what equipment will be required for testing. Each Party will provide this equipment, once ascertained [***]. Testing shall in no event extend beyond [***]. If both parties agree that testing concludes and iBEAM's equipment/service is unable to be implemented, this Agreement will terminate pursuant to Article 9 without further liability to either party.

2.4 Network Monitoring: InterPacket will monitor the InterPacket Network and all points of presence where MaxCasters are installed; such monitoring will be able to ascertain outages of satellite or such terrestrial/networking capacity as is provided by InterPacket and use best efforts to repair and/or reroute such

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.




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outages within a minimal amount of time. Such aforementioned efforts will in no way relieve InterPacket of its Allowance obligations as set forth above in
Article 2.2(B). In no event will InterPacket monitor in any manner whatsoever the actual MaxCaster or its contents.

2.5 iBEAM acknowledges the importance of InterPacket's relationships with InterPacket's ISP customers and agrees to rely on InterPacket for all communication with InterPacket's ISP customers. iBEAM agrees not to contact InterPacket's ISP customers without the prior written authorization from InterPacket.

3.   SERVICE EXPANSION
     [***]

4.   OWNERSHIP AND USE AND DAMAGE

4.1 Ownership: Title to and ownership of all iBEAM provided equipment and/or software and all copies of documentation or instructions thereof and all data residentany iBEAM equipment, including but not limited to any trademarks, servicemarks, tradedress, copyrights (whether in literal or non-literal form) and/or patents shall be and at all times remain with iBEAM, iBEAM's licensors or its agents or assigns. InterPacket will not reproduce or modify any of the above specified or any portion thereof. InterPacket shall not rent, sell, lease, create or have created security interests in any equipment or software provided by iBEAM, have liens placed on any equipment or software or otherwise transfer the equipment or software provided by iBEAM or any part thereof or use, or allow its use for the benefit of any third party.

4.2 Damage to Equipment: Any damage caused to any iBEAM provided equipment including the MaxCaster, in whole or in part, while under the control of InterPacket will require InterPacket to pay iBEAM the reasonable costs to repair or replace the MaxCaster(TRADEMARK) provided damage is caused by the negligence or intentional act of InterPacket and/or its agents and not through any defect of iBEAM's Equipment, iBEAM's failure to disclose a potential problem with the equipment or iBEAM's actions or failure to act.

4.3 Insurance: From the date of the equipment installation at the co-location space, iBEAM agrees to carry Commercial General Liability with combined single limits of $1,000,000 for each occurrence and "all risk" property insurance covering all of iBEAM 's personal property located at the InterPacket co-location space. iBEAM agrees that it will not pursue any claims against InterPacket for any liability InterPacket may have under or relating to this Agreement until iBEAM first makes claims against iBEAM's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

5.   RESALE OF SERVICE AND SERVICE EVALUATION

5.1 Resale of Service: InterPacket shall not in any manner resell any iBEAM service or repackage any ancillary effect of an iBEAM service.

6.   PAYMENT

6.1  Revenue Share: [***]

6.2 Payment: Payment for Dedicated Bandwidth will be made in advance. Payment for Burstable Bandwidth and Selectable Bandwidth services rendered will be made net thirty (30) days in arrears from receipt of valid invoice for prices as set forth above.

6.3 Revenue Share Payments: Not more than twenty-five (25) days after the end of each calendar month iBEAM will produce a report which provides reasonable detail as to all revenue shares as specified in Article 6.1. Concurrent with the production of the report iBEAM will tender such payments as are due under
Article 6.1.

6.4 Taxes: InterPacket is responsible for any taxes associated with InterPacket's percentage of the revenues paid to InterPacket by iBEAM.

6.5 Audit: iBEAM agrees to allow InterPacket to audit the accounts receivable and other financial information necessary to verify the revenues for which InterPacket's revenue share is based. iBEAM will make available to InterPacket and/or its designated accountants such financial records on a quarterly basis and within one (1) week upon written request from InterPacket.

7.   WARRANTIES

7.1 InterPacket will make its best efforts to provide reliable Internet Access, but makes no warranties or representations of any kind for such services or the merchantability or fitness of such Internet Access for any particular purpose whatsoever; except as expressed in section 2.2B of this Agreement. iBEAM agrees that InterPacket makes no warranty regarding, and InterPacket shall not be responsible or liable for, any loss or expense resulting from the use or interrupted use of Internet Access, including, but not limited to, losses resulting from delays, improper or incomplete delivery of information or email, computer viruses, interruption of service or damage to equipment. InterPacket does not guarantee any service provided by any third party carrier (including but not limited to iBEAM's "upstream" link to InterPacket's hub) and iBEAM agrees not to hold InterPacket responsible or liable for any loss resulting from the use or interrupted use of any third party services, including without limitation any satellite carrier, internet backbone service provider or content

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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provider. iBEAM also acknowledges that InterPacket is not responsible for any breaches of iBEAM's (or any third party accessing through iBEAM) privacy occurring over the Internet. Any legal action arising out of InterPacket's services shall be brought within a period of one year of the occurrence or shall be deemed waived.

7.2 iBEAM DISCLAIMS THAT IT HAS WARRANTED THAT THE CONTENT PROVIDED HEREUNDER IS UNDER iBEAM'S EDITORIAL CONTROL IN ANY MANNER WHATSOEVER, IS INFRINGING, VIOLATES ANY THIRD PARTY RIGHTS OF ANY KIND OR THAT IT IS NOT OBSCENE, INDECENT, OFFENSIVE OR HARMFUL TO MINORS.

8    INDEMNIFICATION

In no event shall either party be liable to the other for consequential or indirect losses or damages howsoever arising under this Agreement and whether under contract, tort or otherwise (including, without limitation, third party claims, loss of profits, loss of customers, or damage to reputation or goodwill). iBEAM shall indemnify, defend and hold InterPacket harmless from any and all claims, actions, losses, damages, costs and expenses suffered by InterPacket as a result of or related to any content that is altered while on the MaxCaster servers. InterPacket shall indemnify, defend and hold iBEAM harmless from any and all claims, actions, losses, damages, costs and expenses suffered by iBEAM as a result of or related to InterPacket's gross negligence, willful misconduct, status as a telecommunications provider, InterPacket's communication services or the Network.

9    LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO, TO THE OTHER OR ANY OTHER THIRD PARTY, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY(A) FOR ANY MONIES IN EXCESS OF [***], (B) FOR LOSS OR INACCURACY OF DATA , COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (C) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS. AND NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, ARISING FROM ANY ACT OR OMISSION, INCLUDING NEGLIGENT ACTS OR OMISSIONS, OF THAT PARTY, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

10.0 TERM AND TERMINATION

10.1 This Agreement shall continue with full force and effect for one (1) year from the Effective Date (the "Initial Term") and shall thereafter renew for successive one (1) year terms (each, a "Renewal Term") unless terminated by either Party for any reason upon ninety (90) days notice prior to the end of the Initial Term or any Renewal Term, as the case may be, to the other party (the "Term"). Either Party may terminate this Agreement at any time, effective immediately, upon written notice to the other Party, if such other Party: (i) breaches any of its material obligations hereunder and fails to cure such breach (or to provide evidence, to the other Party's reasonable satisfaction, that it is working diligently towards curing and will have cured within an agreed-upon timeframe) within thirty (30) days of receipt of written notice from the other party; (ii) files a petition in bankruptcy; (iii) fails to meet its minimum service criteria, as specified in Article 2.2(B) in any two (2) month period; and/or (iv) makes an assignment for the benefit of its creditors. Notwithstanding the above, either Party may terminate this Agreement at that Party's sole convenience with ninety (90) days prior written notice. Any such termination shall be without any liability to or obligation of the terminating Party, other than with respect to any damages due as a result of breach of obligations under this Agreement prior to termination.

10.2 InterPacket may discontinue any or all classes of service at its sole discretion in the event that (i) InterPacket deems it necessary to protect the integrity of InterPacket's network, (ii) iBEAM (or any third party accessing InterPacket's network or the internet through iBEAM) engages in any of the prohibited activities described in Section 10.3 below or (iii) failure to make timely payments described in Section 2, or, (iv), any other breach of this Agreement by iBEAM. If reasonably practical, InterPacket will notify iBEAM prior to such discontinuation to afford iBEAM the opportunity to remedy any such problems or defaults. InterPacket's right to discontinue service shall be in addition to all of its other rights under this contract.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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10.3 It shall be a breach of this Agreement if iBEAM engages in any of the following behaviors: (1) Any course of action which compromises the performance, security or integrity of servers or other computers or any other devices or software connected directly or indirectly to the Internet; (2) Any material increase in traffic levels for malicious purpose or with the result that the traffic level causes a substantial degradation of performance or denial of service to InterPacket, its clients or subsidiaries; (3) Any type of invasion or unauthorized tampering with system security, password protection or encrypted information; (4) Infringement of the legal rights of other Internet users, service providers, content providers and users of InterPacket's Internet access;
(5) Any prohibited or unreasonably excessive use of electronic mail or similar information delivery system; (6) Any other activity prohibited by applicable law including, but not limited to, obscenity, defamation, infringement of trademark, copyright, or telecommunications laws of the United States. If iBEAM operates software that InterPacket determines may cause hazard, interference, or service interruption to InterPacket provided equipment or services or the InterPacket network, iBEAM shall immediately remove the offending software upon notice.

10.4 In the event that this Agreement terminates for any reason the following Articles shall survive the termination; Articles 5 and 15.

10.5 In the event this Agreement terminates for any reason, InterPacket shall de-install all iBEAM equipment and send such equipment to iBEAM. iBEAM will reimburse InterPacket for all reasonable costs associated with de-installation and shipment of the equipment, including customs, duties and taxes.

11.  INTERPRETATION

11.1 Changes: All changes to this Agreement must be in writing, signed by each Party and reference this Agreement and the Effective Date.

11.2 Order of Precedence: The Terms and Conditions of this Agreement shall take precedence over those set forth within each Exhibit, Addendum or other written document, signed by both parties and specified as an addition or change to this Agreement.

12   WAIVER, REMEDIES CUMULATIVE

12.1 The waiver by either Party of a breach or default by the other Party of any of the provisions of this Agreement shall not be construed as a waiver of any succeeding breach or default of the same or any other provisions of this Agreement and shall not impair the exercise of any rights accruing to it under this Agreement thereafter; nor shall any delay or omission on the part of either Party to exercise or, avail itself of any rights accruing to it under this Agreement operate as a waiver of any breach or default by the other Party of any of the said provisions.

12.2 All rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

13 NOTICES

All communications in connection with this Agreement shall be in writing and may be given by telecopy or mail to the recipient at the address set out in this Agreement and sent to the Attention of General Counsel or Chief Financial Officer.

14 COSTS

Each Party shall bear its own legal, accounting and other costs, charges and expenses of and incidental to this Agreement.

15 DENIAL OF PARTNERSHIP

Nothing herein contained shall be construed as creating the relationship of partnership, joint venture, fiduciary relationship or principal and agent between the parties. Neither Party may pledge or purport to pledge the credit of the other Party or make or purport to make any representations, warranties or undertakings for the other Party.

16   FORCE MAJEURE

16.1 Where a Party is unable, wholly or in part, by reason of force majeure, to carry out any obligations under this Agreement that obligation is suspended so far as it is affected by force majeure during the continuance thereof.

16.2 In this Agreement, "force majeure" means lightning, fire, earthquake, storm, flood or other Acts of God, strike, lockout or other interference with work, war declared or undeclared, blockade, disturbance,, explosion, governmental or quasi-governmental restraint expropriation prohibition intervention direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi-governmental approvals consents permits licenses authorities or allocations, and any other cause


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whether of the kind specified above or otherwise which is not reasonably within the control of the Party affected.

17   ASSIGNMENT

Except for (i) assignment to a successor who acquires substantially all of the assets, stock and business of iBEAM or InterPacket, (ii) assignment to a subsidiary company, parent company, or subsidiary of a parent company, or
(iii) assignment, pledge, or transfer by iBEAM of any interest in any payments to be received by iBEAM hereunder, neither party hereto may assign this Agreement or any portion thereof without the prior written consent of the other. Any assignment permitted hereunder or otherwise agreed to by the other Party hereto will not relieve the assigning party of any obligations with respect to any covenant, condition, or obligation required to be performed by the assigning Party under this Agreement.

18   PROMOTION AND PUBLIC ANNOUNCEMENT

18.1 Each Party shall have the right to make public announcements and/or press releases using the other Party's name provided they have obtained prior written approval.

19   CONFIDENTIALITY

19.1 Each Party acknowledges that during the contractual relationship created under the Agreement, situations may arise which require that they be given access to Confidential Information (as defined more specifically in Article 15.2) owned by the other Party, its suppliers or customers.

19.2 The Receiving Party of the Confidential Information recognizes that the Disclosing Party has a proprietary interest in maintaining the confidentiality of such Confidential Information. Except as required by law, Receiving Party shall not, during the term of this Agreement and for Three (3) years after the termination of this Agreement disclose any Confidential Information of the Disclosing Party to any third party or use any Confidential Information for its benefit or for the benefit of any third party except as permitted herein, or to further the purposes of this Agreement. Receiving Party shall take reasonable precautions to maintain the confidentiality of all Confidential Information, and in no case lesser precautions that Receiving Party takes with its own similar Confidential Information. Upon termination of this Agreement for any reason, each Party shall immediately return or destroy all Confidential Information of the other Party in its possession or control.

19.3 Confidential Information shall mean all information, whether in tangible form or communicated orally, which is learned by the Receiving Party in the course and performance of its obligations under this Agreement: (i) which is labeled or stamped Confidential (or words to that effect), (ii) which is of the type that Receiving Party has been informed to be confidential, and (iii) concerns the Disclosing Party's products, or contents thereof or services (existing or potential), business affairs, pricing, suppliers, customers, and distributors, including without limitation, customer usage data, computer hardware and software (in existence or under development), pending patent applications, technical, sales and business reports, technical or research notebooks, and information and data, whether owned by the Disclosing Party or a third party, relating to the Disclosing Party's commercial activities. Excluded from the foregoing definition is information which: i) at the time of disclosure, is, or, after disclosure, becomes generally known or available to the public other than as a consequence of the Receiving Party breach of this Agreement; ii) was properly known or otherwise available to the Receiving Party prior to the disclosure by the Disclosing Party; iii) was disclosed by a third party to the Receiving Party after the disclosure by the Disclosing Party if such third party's disclosure neither violates any obligation of the third party to the Disclosing Party nor is a consequence of the Receiving Party's breach of this Agreement; iv) the Disclosing Party authorizes a release.

19.4 The rights and obligations of the parties with respect to confidentiality shall survive termination of this Agreement.

20.  ACTS BY LAW

Neither party shall be under any obligation to perform any service or deliver any work should such service or delivery constitute a violation of any applicable law.

21.  GOVERNING LAW

This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regards to its choice of law provisions. The exclusive jurisdiction for any legal proceeding regarding this Agreement shall be in the courts of the State of California and the Parties hereto expressly submit to the jurisdiction of said courts.

22.  SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby.

23.  INTEGRATION

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This Agreement supersedes and replaces any and all prior agreements, understandings or arrangements, whether oral or written, heretofore made between the Parties and relating to the subject matter hereof and constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement. This Agreement may not be altered or amended except by an express written agreement signed by both Parties hereto.

24.  ARBITRATION

In the event of a dispute regarding this contract, the parties shall submit the dispute to arbitration at the American Arbitration Association in Southern California ("AAA") and the parties agree to abide by AAA rules, regulations, and decisions.

iBEAM Broadcasting Corporation         InterPacket

Signed:  /s/ P.B. Desnoes              Signed: /s/ Peter S. Zimble
       -------------------------              --------------------------
Name:    P.B. Desnoes                  Name:   Peter S. Zimble
       -------------------------              --------------------------
Title:        CEO                      Title:  President
       -------------------------              --------------------------
Date:   1/20/00                        Date:   January 19, 2000
       -------------------------              --------------------------

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                                                        CONFIDENTIAL TREATMENT

EXHIBIT A 24X7 MAINTENANCE


  [EXHIBIT A WAS INTENTIONALLY OMITTED BY THE PARTIES ON THE DATE
   OF EXECUTION OF THIS AGREEMENT.]